Exhibit 99.1

           Mexican Restaurants Inc. Announces Second Quarter Results

     HOUSTON--(BUSINESS WIRE)--Aug. 4, 2004--For the second quarter ended June 27, 2004, Mexican Restaurants Inc. (Nasdaq:CASA) reported a net income of $622,788 or $0.17 cents per diluted share compared with net income of $213,844 or $0.06 per diluted share for the same quarter one year ago. The second quarter ended June 29, 2003 included a gain of $161,442 for insurance proceeds received from fire damage at a restaurant. For the 26-weeks ended June 27, 2004, net income was $1,153,580 or $0.32 cents per diluted share compared with $682,954 or $0.20 cents for the same 26-weeks one year ago. The 26-week period ended June 29, 2003 included a gain of $477,508, which related to insurance proceeds received from fire damage at a restaurant.
     The Company's revenues for the second quarter ended June 27, 2004 increased $5.3 million or 35.9% to $20.1 million compared with $14.8 million for the same quarter one year ago. Restaurant sales for the second quarter ended June 27, 2004 increased $5.4 million or 37.0% to $19.9 million compared with $14.5 million for the same quarter one year ago. The increase reflects the acquisition of 13 restaurants and related assets from the Company's Beaumont-based franchisee. The acquisition was completed on January 7, 2004. The increase also reflects positive same-restaurant sales. Total system same-restaurant sales increased 4.0%, Company-owned same restaurant sales increased 4.5% and franchise-owned same-restaurant sales increased 2.5% from the same quarter one year ago.
     For the 26-week period ended June 27, 2004, the Company's revenues were up $10.1 million or 34.4% to $39.6 million compared with the same 26-week period one year ago. Restaurant sales for the 26-week period of fiscal year 2004 increased $10.3 million or 35.6% to $39.2 million compared with $28.9 million for the same 26-week period one year ago. Total system sales at restaurants operating in both 26-week periods ("same-stores") increased 3.3%, Company-owned same-store sales for the 26-week period increased 3.5% and franchise-owned same-store sales for the 26-week period increased 2.7% from the same 26-week period in fiscal 2003.
     Commenting on the Company's second quarter results, Curt Glowacki, chief executive officer, stated, "I am delighted with the smooth integration of the 13 restaurants acquired earlier this year. It is a testimony to how we manage change, while meeting and exceeding customer expectations. We are encouraged by how consumers are responding to our new marketing, operations and value propositions. However, we are astute enough to know that we must continue to be passionate, innovative and customer centric if we hope to hold our gains and build on our successes in comp store sales."
     Mr. Glowacki added that, "The Company paid down $750,000 in debt during the second quarter and $1.35 million year-to-date to a balance of $7,500,000 at June 27, 2004, well ahead of our targeted pay down."
     Mexican Restaurants Inc. operates and franchises 81 Mexican restaurants. The current system includes 60 Company-operated restaurants and 21 franchisee operated restaurants.

     Special Note Regarding Forward-Looking Statements

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: growth strategy; dependence on executive officers; geographic concentration; increasing susceptibility to adverse conditions in the region; changes in consumer tastes and eating habits; national, regional or local economic and real estate conditions; demographic trends; inclement weather; traffic patterns; the type, number and location of competing restaurants; inflation; increased food, labor and benefit costs; the availability of experienced management and hourly employees; seasonality and the timing of new restaurant openings; changes in governmental regulations; dram shop exposure; and other factors not yet experienced by the Company. The use of words such as "believes," "anticipates," "expects," "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Readers are urged to carefully review and consider the various disclosures made by the Company in this release and in the Company's Annual Report and Form 10-K for the fiscal year ended December 28, 2003, that attempt to advise interested parties of the risks and factors that may affect the Company's business.


                    Mexican Restaurants Inc. and Subsidiaries

                        Consolidated Statements of Income
                                   (unaudited)

                         13-Week     13-Week     26-Week     26-Week
                         Period      Period      Period      Period
                          Ended       Ended       Ended       Ended
                        6/27/2004    6/29/03    6/27/2004    6/29/03
                       ----------- ----------- ----------- -----------
 Revenues:
  Restaurant sales     19,920,745 $14,559,479 $39,217,681 $28,958,591
  Franchise fees and
   royalties and Other    205,601     274,316     397,381     569,647
                       ----------- ----------- ----------- -----------
                       20,126,346  14,833,795  39,615,062  29,528,238
                       ----------- ----------- ----------- -----------
 Costs and expenses:
  Cost of sales         5,660,470   4,093,740  11,055,100   7,996,186
  Labor                 6,639,614   4,882,235  12,970,722   9,700,106
  Restaurant operating
   expenses             4,544,819   3,753,768   9,146,363   7,333,328
  General and
   administrative       1,676,292   1,251,272   3,178,575   2,634,980
  Depreciation and
   amortization           508,514     592,184   1,147,848   1,172,710
  Pre-opening costs        10,529      91,941      10,529      93,669
  Restaurant closure
   costs                   49,906           -     167,304           -
                       ----------- ----------- ----------- -----------
                       19,090,144  14,665,140  37,676,441  28,930,979

                       ----------- ----------- ----------- -----------
   Operating income     1,036,202     168,655   1,938,621     597,259
                       ----------- ----------- ----------- -----------

 Other income (expense):
  Interest income           1,609       6,770       8,980      13,653
  Interest expense       (131,755)    (65,410)   (271,020)   (135,892)
  Other, net               17,634     181,658      23,632     516,185
                       ----------- ----------- ----------- -----------
                         (112,512)    123,018    (238,408)    393,946
                       ----------- ----------- ----------- -----------

 Income before income
  tax expense             923,690     291,673   1,700,213     991,205
  Income tax expense
   (benefit)              300,902      77,829     546,633     308,251
                       ----------- ----------- ----------- -----------

   Net income            $622,788    $213,844  $1,153,580    $682,954
                       =========== =========== =========== ===========

 Basic income per
  share                     $0.18       $0.06       $0.34       $0.20
                       =========== =========== =========== ===========
 Diluted income per
  share                     $0.17       $0.06       $0.32       $0.20
                       =========== =========== =========== ===========
 Weighted average
  number of shares
  (basic)               3,384,605   3,384,605   3,384,605   3,384,605
                       =========== =========== =========== ===========
 Weighted average
  number of shares
  (diluted)             3,602,278   3,421,061   3,563,857   3,426,129
                       =========== =========== =========== ===========


     CONTACT: Mexican Restaurants Inc., Houston
              Andrew J. Dennard, 713-943-7574